                                                                    EXHIBIT 23.3



            CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of $125,000,000 of its Subordinated Term Notes and Subordinated Daily Notes and to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 included in the Annual Report on Form 10-K, for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                      /s/ HILL, BARTH & KING, INC.

                                      HILL, BARTH & KING, INC.
                                      Certified Public Accountants



Naples, Florida
March 16, 1999